As filed with the Securities and Exchange Commission on October 20, 2006
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                             REGISTRATION STATEMENT
                                   ON FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                TUXIS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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
                         MARYLAND                                                               13-3196171
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)                      (IRS EMPLOYER IDENTIFICATION NO.)


                                11 HANOVER SQUARE
                            NEW YORK, NEW YORK 10005
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                        2006 INCENTIVE COMPENSATION PLAN
                            (FULL TITLE OF THE PLAN)

                                THOMAS B. WINMILL
                                 GENERAL COUNSEL
                                11 HANOVER SQUARE
                            NEW YORK, NEW YORK 10005
                                  (212)785-9300
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        COPIES OF ALL COMMUNICATIONS TO:
                             DARREN L. OFSINK, ESQ.
                                GUZOV OFSINK, LLC
                         600 MADISON AVENUE, 14TH FLOOR
                               NEW YORK, NY 10022
                                 (212) 371-8008
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
                                                                              PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
                                                             AMOUNT TO BE      OFFERING PRICE   AGGREGATE OFFERING REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED            REGISTERED        PER SHARE (1)       PRICE (1)            (1)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share                          196,755           $6.11           $1,202,173.05        $128.63

     (1) The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this registration statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of the Registrant's Common Stock as may become issuable as a result of any stock splits, stock dividends or similar events.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based on the average of the high and low trading prices of the Common Stock as reported on the American Stock Exchange on October 19, 2006 of $6.11.


                                       (1)

          PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION

     The documents containing the information concerning the 2006 Incentive Compensation Plan (the "Plan") of Tuxis Corporation (the "Company" or the "Registrant") required by Item 1 of Form S-8 of this Registration Statement, and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8, will be sent or given to each Plan participant as specified in Rule 428 under the Securities Act. The Company will maintain a file of such documents in accordance with the provisions of Rule 428 and, upon request, shall furnish to the Securities and Exchange Commission (the "Commission") or its staff a copy or copies of all documents included in such file. Such documents are not required to be and are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus) and other documents required to be delivered to the Consultants or any of them pursuant to Rule 428(b) are available without charge by contacting:

Corporate Secretary
Tuxis Corporation
11 Hanover Square
New York, New York 10005
(212)785-9300

                                      (2)

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

                  The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the Commission on March 31, 2006,

                  The Registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 2006, as filed with the Commission on May 15, 2006,

                  The Registrant's Quarterly Report on Form 10-QSB for the period ended June 30, 2006, as filed with the Commission on August 14, 2006, and

                  The description of the Registrant's Common Stock as contained in Item 1 of the Registrant's Registration Statement on Form 8-A (File No. 01-12321), filed with the Commission on October 16, 1996, which is in turn incorporated by reference to the Registrant's Registration Statement on Form N-2 (File No. 811-03934), including all amendments and reports filed with the Commission for the purpose of updating such description.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Maryland General Corporation Law (the "MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Articles of Incorporation of the Company, as amended (the "Charter") contains such a provision which eliminates such liability to the maximum extent permitted by applicable law.

                                      (3)

     The Charter obligates the Company, to the maximum extent permitted by applicable law, to indemnify and advance expenses to (a) any present or past director, officer, employee or agent and (b) any person who, at the request of the Company, serves or has served as a director, officer, employee or agent in similar capacities for other entities.

     The Bylaws of the Company, as amended (the "Bylaws") obligate it, to the maximum extent permitted by applicable law, including the MGCL, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director, officer, employee or agent who is made a party, or threatened to be made a party, to a proceeding by reason of his or her service in that capacity or (b) any person who, at the request of the Company, serves or has served another corporation, partnership, joint venture, trust or any other enterprise as a director, officer, employee, partner, trustee or agent of such corporation, partnership, joint venture, trust or other enterprise and who is made a party, or threatened to be made a party, to the proceeding by reason of his or her service in that capacity. The Bylaws also provide that the Company shall not indemnify a person for any liability arising by reason of that person's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office or any contract or agreement with the Company ("disabling conduct"). The Bylaws establish procedures for determining whether disabling conduct has occurred.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     The Company's directors and officers are insured against certain liabilities for actions taken in such capacities prior to October 5, 2005 while the Company was an investment company under the Investment Company Act of 1940, as amended, including with respect to claims made after the Company deregistered on October 5, 2005 as an investment company for actions taken prior to that date.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


                                      (4)


ITEM 8.           EXHIBITS.
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EXHIBIT           DESCRIPTION
NUMBER
---------        --------------

4.1               2006 Incentive Compensation Plan. Incorporated by reference to
                  Exhibit B to the definitive proxy statement for the Company's
                  2006 Annual Meeting of Stockholders filed with the Commission on April 18, 2006.

4.2               Forms of Stock Option Award Agreements.*

5.1               Opinion of Venable LLP regarding legality of securities being registered.*

23.1              Consent of Venable LLP (included in Exhibit 5.1).*

23.2              Consent of Tait, Weller & Baker LLP.*
-------------------------------

* Filed herewith.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect  in the  prospectus  any facts or events  arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.


                                      (5)

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Pursuant to the Registrant's Bylaws, the Registrant has agreed to indemnify our officers, directors, employees and agents to the maximum extent permitted by applicable law, including the Maryland General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                      (6)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 20th day of October, 2006.


                                       TUXIS CORPORATION

                                         By: /s/ Mark C. Winmill
                                         --------------------
                                        Mark C. Winmill
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
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

NAME AND TITLE                                                         DATE

/s/ Mark C. Winmill
----------------------------------                                     October 20, 2006
Mark C. Winmill
President, Chief Executive Officer
and Director (Principal Executive
Officer)

/s/ Thomas O'Malley
---------------------------------------                                October 20, 2006
Thomas O'Malley
Chief Financial Officer
(Principal Accounting Officer
and Principal Financial Officer)

/s/ Bassett S. Winmill
----------------------------------                                     October 20, 2006
Bassett S. Winmill
Chairman of the Board and Director

/s/ Russell E. Burke III
----------------------------------                                     October 20, 2006
Russell E. Burke III
Director

/s/ Peter M. Kuhlmann
----------------------------------                                     October 20, 2006
Peter M. Kuhlmann
Director

/s/ Frederick A. Parker, Jr.
----------------------------------                                     October 20, 2006
Frederick A. Parker, Jr.
Director


                                      (7)